As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-10069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUESS?, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3679695
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1444 South Alameda Street
Los Angeles, California 90021
(Address, Including Zip Code, of Principal Executive Offices)

Guess?, Inc.
2006 Non-Employee Directors’ Stock Grant and Stock Option Plan
(f/k/a Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan)
 (Full Title of the Plan)

Deborah S. Siegel
General Counsel and Secretary
Guess?, Inc.
1444 South Alameda Street
Los Angeles, California 90021
(213) 765-3100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

Guess?, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to reflect the change of the name of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan, which became effective in connection with the approval by the Registrant’s shareholders of the amendment and restatement of the plan on May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 16, 2006.

GUESS?, INC.
a Delaware corporation

By:	/s/ CARLOS ALBERINI
Carlos Alberini
President, Chief Operating Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Guess?, Inc., hereby severally constitute and appoint Carlos Alberini and Deborah Siegel as attorneys-in-fact, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments, exhibits thereto and other documents in connection therewith), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAURICE MARCIANO	Co-Chairman of the Board	June 16, 2006
Maurice Marciano	Co-Chief Executive Officer
(Principal Executive Officer)

/s/ PAUL MARCIANO	Co-Chairman of the Board	June 16, 2006
Paul Marciano	Co-Chief Executive Officer

/s/ CARLOS ALBERINI	President, Chief Operating Officer	June 16, 2006
Carlos Alberini	and Director

/s/ ANTHONY CHIDONI	Director	June 16, 2006
Anthony Chidoni

/s/ ALICE KANE	Director	June 16, 2006
Alice Kane

/s/ KAREN NEUBURGER	Director	June 16, 2006
Karen Neuburger

/s/ ALEX YEMENIDJIAN	Director	June 16, 2006
Alex Yemenidjian

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

24.	Power of Attorney (included in this Registration Statement under “Signatures”).